                                   EXHIBIT A

                         Investment Advisory Agreement
                       Between Gartmore Mutual Funds and
                      Gartmore Mutual Fund Capital Trust

                     Amended, Effective September 29, 2006

Funds of the Trust                                          Advisory Fees
------------------                             ----------------------------------------
Gartmore Nationwide Fund                       0.60% on assets up to $250 million
(formerly Gartmore Total Return Fund)          0.575% on assets of $250 million and
                                               more but less than $1 billion
Gartmore Growth Fund                           0.55% on assets of $1 billion and more
                                               but less than $2 billion
(formerly Nationwide Growth Fund)              0.525% on assets of $2 billion and
                                               more but less than $5 billion
                                               0.50% for assets of $5 billion and more

Gartmore Value Opportunities Fund              0.70% on assets up to $250 million
(formerly Nationwide Value Opportunities Fund) 0.675% on assets of $250 million and more but less than $1 billion 0.65% on
                                               assets of $1 billion and more but less
                                               than $2 billion
                                               0.625% on assets of $2 billion and
                                               more but less than $5 billion
                                               0.60% for assets of $5 billion and more

Gartmore Mid Cap Growth Leaders                0.80% on assets up to $250 million
(formerly Millennium Growth Fund and           0.77% on assets of $250 million and
Nationwide Mid Cap Growth Fund)                more but less than $1 billion 0.74% on
                                               assets of $1 billion and more but less
                                               than $2 billion
                                               0.71% on assets of $2 billion and more
                                               but less than $5 billion
                                               0.68% for assets of $5 billion and more

Gartmore Global Technology and                 0.88% on assets up to $500 million
Communications Fund1                           0.83% on assets of $500 million and
                                               more but less than $2 billion
(formerly Nationwide Global Technology and     0.78% for assets of $2 billion and more
Communications Fund)

Gartmore Global Health Sciences Fund1          0.90% on assets up to $500 million
(formerly Nationwide Global Life Sciences      0.85% on assets of $500 million and
Fund)                                          more but less than $2 billion 0.80% for
                                               assets of $2 billion and more

Gartmore U.S. Growth Leaders Fund2             0.90% on assets up to $500 million
(formerly Nationwide Focus Fund and Gartmore   0.80% on the next $1.5 billion in assets
Growth 20 Fund)                                0.75% on assets of $2 billion and more

Gartmore Nationwide Leaders Fund1              0.80% on assets up to $500 million
(formerly Gartmore U.S. Leaders Fund)          0.70% on the next $2 billion in assets
                                               0.65% on assets of $2 billion or more

Gartmore Micro Cap Equity Fund                 1.25% of the Fund's average daily net
                                               assets

Gartmore Mid Cap Growth Fund                   0.75% on assets up to $250 million
                                               0.725% on assets of $250 million and
                                               more but less than $1 billion
                                               0.70% on assets of $1 billion and more
                                               but less than $2 billion
                                               0.675% on assets of $2 billion and
                                               more but less than $5 billion
                                               0.65% for assets of $5 billion and more

                                   EXHIBIT A

                         Investment Advisory Agreement
                       Between Gartmore Mutual Funds and
                      Gartmore Mutual Fund Capital Trust

                     Amended, Effective September 29, 2006

Funds of the Trust                                             Advisory Fees
------------------                       ---------------------------------------------------------
Gartmore Small Cap Leaders Fund          0.95% of the Fund's average daily net assets

Gartmore U.S. Growth Leaders             1.50% on assets up to $250 million
Long-Short Fund                          1.25% on assets of $250 million and more

Gartmore China Opportunities Fund1       1.25% on assets up to $500 million
                                         1.20% on assets of $500 million and more but less than $2
                                         billion
                                         1.15% on assets of $2 billion and more

Gartmore Global Natural Resources Fund1  0.70% on assets up to $500 million
                                         0.65% on assets of $500 million and more but less than $2
                                         billion
                                         0.60% on assets of $2 billion and more

Gartmore Optimal                         0.15% of the Fund's average daily net assets
Allocations Fund:
Aggressive (formerly Gartmore
Actively
Managed Aggressive Asset
Allocation Fund)

Gartmore Optimal                         0.15% of the Fund's average daily net assets
Allocations Fund: Moderately
Aggressive
(formerly Gartmore Actively
Managed
Moderately Aggressive Asset
Allocation Fund)

Gartmore Optimal                         0.15% of the Fund's average daily net assets
Allocations Fund:
Moderate (formerly Gartmore
Actively
Managed Moderate Asset
Allocation Fund)

Gartmore Optimal                         0.15% of the Fund's average daily net assets
Allocations Fund:
Specialty (formerly Gartmore Actively
Managed Specialty Asset Allocation Fund)

NorthPointe Small Cap Value Fund         0.85% of the Fund's average daily net assets

NorthPointe Small Cap Growth Fund        0.95% of the Fund's average daily net assets

                                   EXHIBIT A

                         Investment Advisory Agreement
                       Between Gartmore Mutual Funds and
                      Gartmore Mutual Fund Capital Trust

                     Amended, Effective September 29, 2006

 Funds of the Trust                                 Advisory Fees
 ------------------                     --------------------------------------
 Gartmore Bond Fund                     0.50% on assets up to $250 million
 (formerly Nationwide Bond Fund)        0.475% on assets of $250 million and
                                        more but less than $1 billion
 Gartmore Tax-Free Income Fund          0.45% on assets of $1 billion and
                                        more but less than $2 billion
 (formerly Nationwide Tax Free Income
 Fund)                                  0.425% on assets of $2 billion and
                                        more but less than $5 billion 0.40%
                                        for assets of $5 billion and more
 Gartmore Government Bond Fund
 (formerly Nationwide Government Bond
 Fund)

 Gartmore High Yield Bond Fund
                                        0.55% on assets up to $250 million
 (formerly Nationwide High Yield Bond
 Fund) 0.525% on assets of $250 million and more but less than $1 billion 0.50% on assets of $1 billion and more but less than $2 billion
                                        0.475% on assets of $2 billion and
                                        more but less than $5 billion
                                        0.45% for assets of $5 billion and
                                        more

 Gartmore Money Market Fund
                                        0.40% on assets up to $1 billion
 (formerly Nationwide Money Market
 Fund) 0.38% on assets of $1 billion and more but less than $2 billion 0.36% on assets of $2 billion and more but less than $5 billion
                                        0.34% for assets of $5 billion and
                                        more

 Gartmore S&P 500 Index Fund
                                        0.13% on assets up to $1.5 billion
 (formerly Nationwide S&P 500 Index
 Fund) 0.12% on assets of $1.5 billion and more but less than $3 billion 0.11% on assets of $3 billion and more but less than $4.5 billion
                                        0.10% on assets of $4.5 billion and
                                        more

 Gartmore Small Cap Index Fund
                                        0.20% on assets up to $1.5 billion
 (formerly Nationwide Small Cap Index
 Fund) 0.19% on assets of $1.5 billion and more but less than $3 billion 0.18% on assets of $3 billion and more

 Gartmore Mid Cap Market Index Fund
                                        0.22% on assets up to $1.5 billion
 (formerly Nationwide Mid Cap Market
 Index Fund)                            0.21% on assets of $1.5 billion and
                                        more but less than $3 billion 0.20%
                                        on assets of $3 billion and more

 Gartmore International Index Fund
                                        0.27% on assets up to $1.5 billion
 (formerly Nationwide International
 Index Fund)                            0.26% on assets of $1.5 billion and
                                        more but less than $3 billion 0.25%
                                        on assets of $3 billion and more

 Gartmore Bond Index Fund
                                        0.22% on assets up to $1.5 billion
 (formerly Nationwide Bond Index Fund)  0.21% on assets of $1.5 billion and more but less than $3 billion
                                        0.20% on assets of $3 billion and more

 Gartmore Large Cap Value Fund
                                        0.75% on assets up to $100 million
 (formerly Prestige Large Cap Value
 Fund and Nationwide Large Cap Value
 Fund)                                  0.70% on assets of $100 million and
                                        more

                                   EXHIBIT A

                         Investment Advisory Agreement
                       Between Gartmore Mutual Funds and
                      Gartmore Mutual Fund Capital Trust

                     Amended, Effective September 29, 2006

 Funds of the Trust                                 Advisory Fees
 ------------------                     -------------------------------------
 Gartmore Small Cap Fund                0.95% on assets up to $100 million
 (formerly Nationwide Small Cap Fund    0.80% on assets of $100 million and
 and Prestige Small Cap Fund)           more

 Gartmore Convertible Fund              0.65% on assets up to $500 million
                                        0.60% on assets of $500 million and
                                        more but less than $1 billion
                                        0.55% for assets of $1 billion and
                                        more

 Gartmore Investor Destinations         0.13% of average daily net assets
 Aggressive Fund
 (formerly Investor Destinations
 Aggressive Fund and Nationwide
 Investor Destinations Aggressive Fund)

 Gartmore Investor Destinations
 Moderately Aggressive Fund
 (formerly Investor Destinations
 Moderately Aggressive Fund and
 Nationwide Investor Destinations
 Moderately Aggressive Fund)

 Gartmore Investor Destinations
 Moderate Fund
 (formerly Investor Destinations
 Moderate Fund and Nationwide Investor
 Destinations Moderate Fund)

 Gartmore Investor Destinations
 Moderately Conservative Fund
 (formerly Investor Destinations
 Moderately Conservative Fund and
 Nationwide Investor Destinations
 Moderately Conservative Fund)

 Gartmore Investor Destinations
 Conservative Fund
 (formerly Investor Destinations
 Conservative Fund and Nationwide
 Investor Destinations Conservative
 Fund)

 Gartmore Hedged Core Equity Fund.      1.25% of average daily net assets

 Gartmore Small Cap Growth              0.95% on assets up to $500 million
 Opportunities Fund+
                                        0.85% on assets of $500 million and
                                        more but less than $2 billion
                                        0.80% for assets of $2 billion and
                                        more

 Gartmore Small Cap Value Fund+         0.95% on assets up to $500 million
                                        0.85% on assets of $500 million and
                                        more but less than $2 billion
                                        0.80% for assets of $2 billion and
                                        more

 Gartmore Small Cap Core Fund+          0.85% on assets up to $500 million
                                        0.75% on assets of $500 million and
                                        more but less than $2 billion
                                        0.70% for assets of $2 billion and
                                        more

                                   EXHIBIT A

                         Investment Advisory Agreement
                       Between Gartmore Mutual Funds and
                      Gartmore Mutual Fund Capital Trust

                     Amended, Effective September 29, 2006

 Funds of the Trust                                 Advisory Fees
 ------------------                     --------------------------------------
 Gartmore Market Neutral Fund+          1.25% of average daily net assets

 Gartmore Emerging Markets Fund1++      1.05% on assets up to $500 million
                                        1.00% on assets of $500 million and
                                        more but less than $2 billion
                                        0.95% for assets of $2 billion and
                                        more

 Gartmore International Growth Fund1++  0.90% on assets up to $500 million
                                        0.85% on assets of $500 million and
                                        more but less than $2 billion
                                        0.80% for assets of $2 billion and
                                        more

 Gartmore Worldwide Leaders Fund1++     0.90% on assets up to $500 million
                                        0.85% on assets of $500 million and
                                        more but less than $2 billion
                                        0.80% for assets of $2 billion and
                                        more

 Gartmore Global Financial Services     0.90% on assets up to $500 million
 Fund1++
                                        0.85% on assets of $500 million and
                                        more but less than $2 billion
                                        0.80% for assets of $2 billion and
                                        more

 Gartmore Global Utilities Fund1++      0.70% on assets up to $500 million
                                        0.65% on assets of $500 million and
                                        more but less than $2 billion
                                        0.60% for assets of $2 billion or more
--------
..  Effective September 29, 2006 following approval at the June 14, 2006 Board
   Meeting.
+ Effective September 29, 2006 following Board approval at the September 13, 2006 Board meeting
++ As approved at June 14, 2006 Board meeting and will be effective upon the closing of the U.K. Sale
1 Performance Fees for the Gartmore Technology and Communications Funds; Gartmore Global Health Sciences Fund; Gartmore Nationwide Leaders Fund; Gartmore China Opportunities Fund; Gartmore Global Natural Resources Fund; Gartmore Global Financial Services Fund; Gartmore Global Utilities Fund; Gartmore International Growth Fund; Gartmore Emerging Markets Fund; and Gartmore Worldwide Leaders Fund.

The base advisory fee for each of these Funds, as set forth above, is adjusted each quarter beginning one year after implementation of the Performance Fee, depending upon a Fund's investment performance for the 12 months preceding the end of that month relative to the investment performance of each respective Fund's benchmark as listed below. The base fee is either increased or decreased proportionately by the following amounts at each breakpoint, based upon whether a Fund has out-performed or under-performed its respective benchmark (using the performance of each such Fund's Class A Shares to measure), by more or less than a maximum of 500 basis points over the preceding rolling 12 month period as follows:

                     +/- 100 bps under/outperformance 2bps
                     +/- 200 bps under/outperformance 4bps

                                   EXHIBIT A

                         Investment Advisory Agreement
                       Between Gartmore Mutual Funds and
                      Gartmore Mutual Fund Capital Trust

                     Amended, Effective September 29, 2006

                 +/- 300 bps under/outperformance........  6bps
                 +/- 400 bps under/outperformance........  8bps
                 +/- 500 bps or more under/outperformance 10bps

The investment performance of each Fund will be the sum of: (1) the change in each Fund's value during such period; (2) the value of the Fund's cash distributions (from net income and realized net gains) having an ex-dividend date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund will be the Fund's value in effect at the close of business on the record date for the payment of such distributions and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

Benchmark Index Performance:

The performance of each respective benchmark Index for a calculation period, expressed as a percentage of each Index, at the beginning of such period will be the sum of: (1) the change in the level of the Index during such period; and
(2) the value, as calculated consistent with the Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the Index. For this purpose, cash distributions on the securities that comprise the Index will be treated as if they were reinvested in the Index at least as frequently as the end of each calendar quarter following payment of the dividend.

Benchmark Indices:

1.  Gartmore Global Technology and Communications Fund Goldman Sachs Technology Composite Index
2.  Gartmore Global Health Sciences Fund               Goldman Sachs Health Care Index
3.  Gartmore Nationwide Leaders Fund                   S&P 500 Index
4.  Gartmore China Opportunities Fund                  MSCI Zhong Hua Index
5.  Gartmore Global Natural Resources Fund             Goldman Sachs Natural Resources Index
6.  Gartmore Emerging Markets Fund                     MSCI Emerging Markets Index
7.  Gartmore International Growth Fund                 MSCI All Country World Free ex U.S. Index
8.  Gartmore Worldwide Leaders Fund                    MSCI World Index
9.  Gartmore Global Financial Services Fund            MSCI World Financial Index
10. Gartmore Global Utilities Fund                     60% MSCI World Telecom Service Index/40% MSCI World
                                                       Utilities Index

2 Performance fee for the Gartmore U.S. Growth Leaders Fund

   This base advisory fee listed above is adjusted each quarter, beginning one year after commencement of operations, depending on the Fund's investment performance for the 36 months preceding the end of that month, relative to the investment performance of the Fund's benchmark, the S&P 500 Index. The base fee is either increased or decreased by the following amounts at each breakpoint, based on whether the Fund has out- or under-performed the S&P 500 Index by more or less than 1200 basis points over the preceding rolling 36 month period:

For assets up to $500 million +/- 22 basis points
Next $1.5 billion in assets   +/- 18 basis points
Assets of $2 billion and more +/- 16 basis points

The investment performance of the Gartmore U.S. Growth Leaders Fund will be the sum of: (1) the change in the Fund's value during such period; (2) the value of the Fund's cash distributions (from net income and realized net gains) having an ex-dividend date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund at the Fund's value in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

                                   EXHIBIT A

                         Investment Advisory Agreement
                       Between Gartmore Mutual Funds and
                      Gartmore Mutual Fund Capital Trust

                     Amended, Effective September 29, 2006

S&P 500 Index Performance:

The performance of the S&P 500 Index for a calculation period, expressed as a percentage of S&P 500 Index, at the beginning of such period will be the sum of: (1) the change in the level of the S&P 500 Index during such period; and
(2) the value, as calculated consistent with the S&P 500 Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the S&P 500 Index. For this purpose, cash distributions on the securities that comprise the S&P 500 Index will be treated as if they were reinvested in the S&P 500 Index at least as frequently as the end of each calendar quarter following payment of the dividend.

                                           TRUST
                                           GARTMORE MUTUAL FUNDS

                                           By:
                                                  -----------------------------
                                           Name:
                                           Title:

                                           ADVISER
                                           GARTMORE MUTUAL FUND CAPITAL TRUST

                                           By:
                                                  -----------------------------
                                           Name:
                                           Title: